Exhibit 23.1

John T. Boyd Company
Mining and Geological Consultants

Chairman		February 27, 2024
James W. Boyd		File: 3871.009

President and CEO
John T. Boyd II	Subject:	CONSENT TO BE NAMED IN
REGISTRATION STATEMENT
Managing Director and COO
Ronald L. Lewis
Ladies and Gentlemen:
Vice Presidents
Robert J. Farmer

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Annual Report on Form 10-K of Atlas Energy Solutions Inc. (the “Company”) for the year ended December 31, 2023 (the “Annual Report”). We hereby further consent to (i) the use in the Annual Report of information contained in our reports setting forth the estimates of reserves of the Company as of December 31, 2023, 2022 and 2021 and (ii) the incorporation by reference in the Registration Statement on Form S-8 (No. 333-270507) of the Company of such information.

Jisheng (Jason) Han
John L. Weiss
Michael F. Wick
William P. Wolf

Managing Director - Australia
Jacques G. Steenekamp

Managing Director - China
Rongjie (Jeff) Li

Managing Director – South America
Carlos F. Barrera

Pittsburgh
4000 Town Center Boulevard, Suite 300
Canonsburg, PA 15317		Respectfully submitted,
(724) 873-4400
(724) 873-4401 Fax		JOHN T. BOYD COMPANY
jtboydp@jtboyd.com		By:

Denver
(303) 293-8988
jtboydd@jtboyd.com
John T. Boyd II
Brisbane		President and CEO
61 7 3232-5000
jtboydau@jtboyd.com

Beijing
86 10 6500-5854
jtboydcn@jtboyd.com

Bogota
+57-3115382113
jtboydcol@jtboyd.com

www.jtboyd.com